Exhibit 99.1

West Announces First-Quarter 2025 Results, Increases Adjusted-Diluted EPS Guidance and Declares Third-Quarter 2025 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, April 24, 2025 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the first-quarter 2025 and declared a third-quarter 2025 dividend.

First-Quarter 2025 Summary (comparisons to prior-year period)
•Net sales of $698.0 million increased 0.4%; organic net sales growth was 2.1%.
•Reported-diluted EPS of $1.23, compared to $1.55 in the same period last year.
•Adjusted-diluted EPS of $1.45, compared to $1.56 in the same period last year.
•The Company is increasing its full year 2025 net sales guidance range to $2.945 billion to $2.975 billion, up from previous guidance of $2.875 billion to $2.905 billion.
•The Company is increasing its full year 2025 adjusted-diluted EPS guidance range to $6.15 to $6.35, up from the previous range of $6.00 to $6.20, which incorporates an estimate of $20 to $25 million in tariff costs.
•The Company also announced that its Board of Directors has approved a third-quarter 2025 dividend of $0.21 per share. The dividend will be paid on August 6, 2025, to shareholders of record as of July 30, 2025.

Eric M. Green, President, Chief Executive Officer and Chair of the Board, commented: “I am pleased to report we delivered a solid first quarter as both revenues and adjusted-diluted EPS exceeded our first quarter guidance. We are capitalizing on areas of strength and making progress to improve margins and returns on invested capital. As such, we expect our positive trends to continue and remain confident in our ability to execute and achieve our guidance. We are closely monitoring potential impacts, both political and macroeconomic, in order to react as quickly as possible with offsetting mitigating measures. Our team continues to enable the success of our customers and deliver value for all of our stakeholders.”

Proprietary Products Segment
Net sales grew by 0.6% to $563.0 million. Organic net sales growth was 2.4%. High-value products (components and devices) represented over 73% of segment net sales in the period led by customer demand for self-injection device platforms partially offset by lower sales of FluroTec® products.

The Biologics market unit had mid-single digit organic net sales growth, driven primarily by an increase in sales of self-injection device platforms partially offset by lower sales of FluroTec® products. The Pharma market unit saw mid-single digit organic net sales growth, driven by an increase in sales of standard products and Westar® products. The Generics market unit had a mid-single digit organic net sales decline, driven by a decline in sales of standard and FluroTec® products.

Contract-Manufactured Products Segment
Net sales declined by 0.7% to $135.0 million, while organic net sales grew 0.8%. Segment performance was driven by an increase in sales in self-injection devices for obesity and diabetes, partially offset by a decrease in sales of healthcare diagnostic devices.

Financial Highlights (first three months of 2025)
Operating cash flow was $129.4 million, an increase of 9.5%. Capital expenditures were $71.3 million, a decrease of 21.3% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $58.1 million, an increase from the first quarter 2024 free cash flow of $27.6 million.

During the first three months of 2025, the Company repurchased 550,281 shares for $133.5 million at an average share price of $242.63 under its share repurchase program.

Full-Year 2025 Financial Guidance
•As a result of favorable foreign currency movements, the Company is increasing its full year 2025 net sales guidance range to $2.945 billion to $2.975 billion, up from previous guidance of $2.875 billion to $2.905 billion.
◦Net sales guidance includes an estimated full-year 2025 headwind of approximately $5.0 million based on current foreign currency exchange rates, compared to previous guidance of a headwind of approximately $75 million.
◦Organic net sales growth is expected to be approximately 2% to 3%.
•The Company is increasing its full year 2025 adjusted-diluted EPS guidance range to $6.15 to $6.35, up from the previous range of $6.00 to $6.20.
◦Full-year adjusted-diluted EPS guidance assumes no impact based on current foreign exchange rates, compared to previous guidance of a headwind of approximately $0.23.
◦This guidance includes EPS of $0.02 associated with first-quarter 2025 tax benefits from stock-based compensation.
◦Our updated adjusted-diluted EPS guidance incorporates our estimate of $20 to $25 million for the net impact of recently implemented tariffs, for the remainder of 2025.
◦For the remaining quarters of the year, our adjusted-diluted EPS guidance range assumes a tax rate of approximately 22% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-quarter 2025 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2025 capital spending guidance is unchanged and is expected to be $275 million.

First-Quarter 2025 Conference Call
The live audio-only webcast will be made available via the Company's Investor Relations website at westpharma.com.

To participate in the conference call by asking questions to Management, please register in advance at https://register-conf.media-server.com/register/BI2d2c7c475ba54ed0937f36785046f9c5.

Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide," "anticipated" and other similar terminology. These statements reflect management’s current expectations regarding future events, expected tax rates, impacts on tariffs, and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including tariffs, natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2025		2024
Net sales	$698.0	100%	$695.4	100%
Cost of goods and services sold	466.1	67	465.2	67
Gross profit	231.9	33	230.2	33
Research and development	16.3	2	17.6	2
Selling, general and administrative expenses	88.0	13	86.7	13
Other expense (income), net	20.6	3	3.1	—
Operating profit	107.0	15	122.8	18
Interest (income) expense, net	(3.7)	(1)	(4.6)	—
Other nonoperating expense (income)	0.2	—	—	—
Income before income taxes and equity in net income of affiliated companies	110.5	16	127.4	18
Income tax expense	24.1	3	16.4	2
Equity in net income of affiliated companies	(3.4)	—	(4.3)	(1)
Net income	$89.8	13%	$115.3	17%

Net income per share:
Basic	$1.24		$1.57
Diluted	$1.23		$1.55

Average common shares outstanding	72.5		73.5
Average shares assuming dilution	73.0		74.3

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
Net Sales:	2025	2024
Proprietary Products	$563.0	$559.5
Contract-Manufactured Products	135.0	135.9
Consolidated Total	$698.0	$695.4

Gross Profit:
Proprietary Products	$210.2	$207.1
Contract-Manufactured Products	21.7	23.1
Gross Profit	$231.9	$230.2
Gross Profit Margin	33.2%	33.1%

Operating Profit (Loss):
Proprietary Products	$130.6	$126.3
Contract-Manufactured Products	13.5	17.1
Stock-based compensation expense	(1.3)	(5.0)
General corporate costs	(35.8)	(15.6)
Reported Operating Profit	$107.0	$122.8
Reported Operating Profit Margin	15.3%	17.7%

Unallocated items	18.0	0.2
Adjusted Operating Profit	$125.0	$123.0
Adjusted Operating Profit Margin	17.9%	17.7%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended March 31, 2025	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$107.0	$24.1	$89.8	$1.23
Unallocated Items:
Restructuring and other charges (1)	17.8	2.0	15.8	0.21
Amortization of acquisition-related intangible assets (2)	0.2	—	0.6	0.01
Adjusted (Non-U.S. GAAP)	$125.0	$26.1	$106.2	$1.45

Three Months ended March 31, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$122.8	$16.4	$115.3	$1.55
Unallocated items:
Amortization of acquisition-related intangible assets (2)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$123.0	$16.4	$116.0	$1.56

(1)During the three months ended March 31, 2025, the Company recorded charges of $17.8 million related to restructuring programs. The Company recorded $16.4 million of the charge within other expense (income), related to severance and acceleration of depreciation and lease costs in connection with the Company's 2025 restructuring plan. The remaining $1.4 million of expense, recorded within selling, general and administrative expenses, relates to our plan to optimize the legal structure of the Company and its subsidiaries.

(2)During the three months ended March 31, 2025 and 2024, the Company recorded $0.2 million of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three months ended March 31, 2025 and 2024, the Company recorded $0.4 million and $0.5 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (3)

Three Months ended March 31, 2025	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$563.0	$135.0	$698.0
Effect of changes in currency translation rates	9.7	2.0	11.7
Organic net sales (non-U.S. GAAP) (3)	$572.7	$137.0	$709.7

(3)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2024 Actual	2025 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$6.69	$5.86 to $6.06	(12.4%) to (9.4%)
Restructuring and other charges	0.02	0.26
Amortization of acquisition-related intangible assets	0.04	0.03
Adjusted-diluted EPS (Non-U.S. GAAP) (4)	$6.75	$6.15 to $6.35	(8.9%) to (5.9%)

Notes:

See “Full-year 2025 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(4)We have opted not to forecast 2025 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first three months of 2025, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.02. Any future tax benefits associated with stock-based compensation that we receive in 2025 would provide a positive adjustment to our full-year EPS guidance. In full-year 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2025	2024
Depreciation and amortization	$40.0	$35.6
Operating cash flow	$129.4	$118.2
Capital expenditures	$71.3	$90.6
Free cash flow	$58.1	$27.6

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of March 31, 2025	As of December 31, 2024
Cash and cash equivalents	$404.2	$484.6
Accounts receivable, net	$543.6	$552.5
Inventories	$388.7	$377.0
Accounts payable	$228.4	$239.3
Debt	$202.6	$202.6
Equity	$2,683.1	$2,682.3
Working capital	$930.8	$987.7

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.